                              EQUITY PURCHASE AGREEMENT

          THIS AGREEMENT is made as of January 24, 1994, between USAI Acquisition Corp., a Delaware corporation (the "Company") , and Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership, an Illinois limited partnership (the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          The parties hereto agree as follows:

          Section 1.     AUTHORIZATION AND CLOSING.

          1A.    AUTHORIZATION OF THE STOCK. The Company shall authorize the issuance and sale to the Purchaser of 170,000 shares of its Common Stock, par value $.01 per share (the "Common Stock") , and 233,000 shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"), each having the rights and preferences set forth in EXHIBIT A attached hereto. The Common Stock and the Preferred Stock are collectively referred to herein as the "Stock."

          1B.    PURCHASE AND SALE OF THE STOCK.

          (i) At the Closing (as defined in Section 1C below) , the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company 20,000 shares of the Common Stock at a price of $10 per share.

          (ii) The Purchaser may, at its sole election, purchase from time to time, upon written notice to the Board of Directors (the "Board"), up to 150,000 additional shares of Common Stock at a price of $10 per share (as adjusted from time to time as a result of stock dividends, splits, recapitalizations on similar events).

          (iii) The Purchaser may, at its sole election, purchase from time to time, upon written notice to the Board, up to 233,000 shares of the Preferred Stock at a price of $100 per share (as adjusted from time to time as a result of stock dividends, stock splits, recapitalizations and similar events). At the time of any such purchase, the Purchaser shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties similar to (and in addition to) those contained in Section 5 herein and all other information and documentation as the Purchaser may reasonably request.

          1C.    THE CLOSING.  The closing of the purchase and sale of the
Stock (the "Closing") shall take place at the off ices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on January 24, 1994, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Common Stock to be purchased by the Purchaser, registered in the Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company in the amount of $200,000.00.

          Section 2. CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of the Purchaser to purchase and pay for the Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A.    REPRESENTATIONS AND WARRANTIES; COVENANTS.  The
representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B.    AMENDMENT OF CERTIFICATE OF INCORPORATION.  The Company's
certificate of incorporation (the "Certificate of Incorporation") shall have been amended to include the provisions set forth in EXHIBIT A hereto, shall be in full force and effect under the laws of Delaware as of the Closing as so amended and shall not have been further amended or modified.

          2C.    MANAGEMENT AGREEMENTS.  The Company shall have entered into a senior management agreements, in form and substance substantially similar to EXHIBIT B-1 attached hereto (the "Management Agreements"), with each of James A. Harris ("Harris") and Michael J. Stone ("Stone") and a consultant stock agreement in form and substance substantially similar to EXHIBIT B-2 attached hereto (the "Consultant Agreement") with Hobart Richey ("Richey") , and the Management Agreements and Consultant Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

          2D.    EMPLOYMENT AGREEMENT.  Harris and Stone shall have each
entered into an employment agreement, in form and substance substantially similar to Exhibit C-1 and EXHIBIT C-2, respectively, attached hereto (the "Employment Agreements"), and the Employment Agreements shall not have been amended or modified and shall be in full force and effect as of the Closing.

          2E.    STOCKHOLDERS AGREEMENT.  The Company, the Purchaser, Harris,
Richey and Stone shall have entered into a stockholders agreement, in form and substance substantially similar to EXHIBIT D attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

          2F.    PROFESSIONAL SERVICES AGREEMENT.  The Company and Golder,
Thomas, Cressey, Rauner, Inc., a Delaware corporation, shall have entered into a professional services agreement, in form and substance substantially similar to EXHIBIT -F attached hereto (the "Services Agreement"), and the Services Agreement shall be in full force and effect as of the Closing.

          2G.    BLUE SKY CLEARANCE.  The Company shall have made all filings under applicable state securities laws necessary to consummate the issuance of the Stock pursuant to this Agreement in compliance with such laws.

          2H.    CLOSING DOCUMENTS.  The Company shall have delivered to the
Purchaser all of the following documents:

          (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in section 1 and Sections 2A through 2G, inclusive, have been fully satisfied;

          (ii) certified copies of (a) the resolutions duly adopted by the Company"s board of directors authorizing the execution, delivery and performance of this Agreement, the Management Agreements, the Consultant Agreement, the Employment Agreements, the Stockholders Agreement, the Services Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in
Section 2B, the issuance and sale of the Common Stock and the CONSUMMATION of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment to the Certificate of Incorporation referred to in Section 2B;

          (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

          (iv) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

          21. FEES AND EXPENSES. The Company shall have reimbursed the Purchaser for the fees and expenses as provided in Section 7A hereof.

          2J.    COMPLIANCE WITH APPLICABLE LAWS.  The purchase of Stock by the Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchaser to any penalty, liability or, in the Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the Purchaser is subject.

          2K.    WAIVER.  Any condition specified in this Section 2 may be
waived only if such waiver is set f orth in a writing executed by the Purchaser.

          Section 3.     COVENANTS.

          3A.    FINANCIAL STATEMENTS AND OTHER INFORMATION.  The Company
shall deliver to the Purchaser (so long as the Purchaser holds any Stock) and to each subsequent holder of at least 25% of the Investor Common Stock and each subsequent holder of at least 25% of the Investor Preferred Stock:

          (i) as soon as available but in any event within 30 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

          (ii)   accompanying the financial statements referred to in Section
(i) , an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (iii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data) , an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of each of the Investor Common Stock and the Investor Preferred Stock, and (b) a copy of such firm's annual management letter to the Board;

          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (v) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) , and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any quarterly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

          (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3A may reasonably request.

Each of the financial statements referred to in Sections 3A(i) and 3A(iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

          3B.    INSPECTION OF PROPERTY.  The Company shall permit any
representatives designated by the Purchaser (so long as the Purchaser holds any Stock) or any subsequent holder of at least 25% of the outstanding Investor Common Stock or any subsequent holder of at least 25% of the outstanding Investor Preferred Stock, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

          3C.    RESTRICTIONS.  The Company shall not, without the prior
written consent of largest holder of the Investor Preferred Stock:

          (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities;

          (ii) except as contemplated in the Management Agreement and the Stockholders Agreement, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

          (iii) except as expressly contemplated by this Agreement, the Management Agreement and the Stockholders Agreement, authorize, issue or enter into, or permit any Subsidiary to authorize, issue or enter into, any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities);

          (iv) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary);

          (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

          (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

          (vii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise) , or enter into any joint venture;

          (viii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the acquisition and operation of a business within the construction aggregates industry;

          (ix) other than the Employment Agreements, enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "Relative") or any entity in which any such Person or individual owns a beneficial interest (a "Related Entity"), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement, the Management Agreement and the proposed acquisition by the Company of Western Rock, Inc. (the "Proposed Acquisition"); provided that in no event shall any Relative or Related Entity be employed by, render services to or receive compensation from the Company or any Subsidiary;

          (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts approved therefor by the Board in the annual budget;

          3D.    AFFIRMATIVE COVENANTS.  So long as any Investor Stock
remains outstanding, the Company shall, and shall cause each Subsidiary to:

          (i) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees;

          (ii) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole and pay and discharge when payable all taxes, assessments and governmental charges (to the extent that the same are being contested in good faith and adequate reserves therefor have been established);

          3E.    CURRENT PUBLIC INFORMATION.  At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or
(ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3F.    AMENDMENT OF OTHER AGREEMENTS.  The Company shall not amend, modify or waive any provision of the Management Agreement without the prior written consent of the holders of a majority of each of the Investor Common Stock and the Investor Preferred Stock, and the Company shall enforce the provisions of the Management Agreement and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the holders of a majority of each of the Investor Common Stock and the Investor Preferred Stock.

          3G.    LIMITED PREEMPTIVE RIGHTS.

          (i) Except for the issuance of Common Stock (a) pursuant to the Management Agreements, (b) to management of the' Company, (c) pursuant to the Proposed Acquisition, or (d) pursuant to a public offering registered under the Securities Act, if the Company at any time after the Closing authorizes the issuance or sale of any shares of Stock or any securities containing options or rights to acquire any shares of Stock (other than as a dividend on the outstanding Stock), the Company shall first offer to sell to each holder of Investor Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Investor Stock held by such holder by (2)' the total number of shares of Stock outstanding on a fully diluted basis immediately prior to such issuance. Each holder of Investor Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

          (ii) In order to exercise its purchase rights hereunder, a holder of Investor Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Investor Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

          (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Investor Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Investor Stock pursuant to the terms of this Section.

          (iv) Nothing contained in this Section 3G shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of Stock set forth in Section 3C hereof or elsewhere in this Agreement, in the Stockholders Agreement or in any other agreement to which the Company is presently bound.

          3H.    PUBLIC DISCLOSURES.  The Company shall not, nor shall it
permit any Subsidiary to, disclose the Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

          Section 4.     TRANSFER OF RESTRICTED SECURITIES.

          (i) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available or (c) subject to the conditions specified in Section 4(ii) below, any other legally available means of transfer.

          (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4 (i) (a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7C. If the company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 7C.

          (iii) Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchaser to enter into this Agreement and purchase the Stock, the Company hereby represents and warrants to the Purchaser that:

          5A.    ORGANIZATION AND CORPORATE POWER.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary"s Certificate of Incorporation and bylaws which have been furnished to the Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5B.    CAPITAL STOCK AND RELATED MATTERS.  As of the closing and
immediately thereafter, the authorized capital stock of the Company shall consist of 250,000 shares of Common Stock (22,824 of which shall be issued and outstanding) and 500,000 shares of Preferred Stock (none of which shall be issued and outstanding and 233,000 of which shall be reserved for issuance to the Purchaser pursuant to Section 1B(iii) hereof) . As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by the Management Agreement. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Management

Agreement and the Stockholders Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder or the issuance of the Preferred Stock pursuant to Section 1B(iii) hereof, except as expressly provided herein. Based in part on the investment representations of the Purchaser in Section 7C, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Stock hereunder and pursuant to Section 1B(iii) hereof do not and will not require registration under the Securities Act or any applicable state securities laws. There are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement and the Management Agreement.

          5C.    SUBSIDIARIES: INVESTMENTS.  The Company does not own or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such security or interest, and the Company has never had any Subsidiary.

          5D.    AUTHORIZATION: NO BREACH.  The execution, delivery and
performance of this Agreement, the Management Agreements, the Stockholders Agreement, the Acquisition Agreement and all other agreements contemplated hereby to which the Company is a party and the filing of the amendment of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Management Agreements, the Stockholders Agreement, the Certificate of Incorporation, the Acquisition Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Management Agreements, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Stock hereunder and pursuant to Section 1B (ii) , the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

          5E.    CONDUCT OF BUSINESS; LIABILITIES.  Other than the
negotiation, execution and delivery of this Agreement, the Management Agreements, the Stockholders Agreement and the other agreements contemplated hereby and thereby, prior to the Closing, the Company has not (i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted) ,
(iii) owned any assets, (iv) entered into any contracts or agreements, or (v) violated any laws or governmental rules or regulations.

          5F.    TAX MATTERS.  The Company and each Subsidiary have filed all tax returns (if any) which they are required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company and each Subsidiary have paid all taxes due and owing by them and have withheld and paid over all taxes which they are obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company or any Subsidiary, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company or any Subsidiary from any foreign, federal, state or local taxing authority; and there are no unresolved questions or claims concerning the Company's or any Subsidiary's tax liability. Neither the Company nor any Subsidiary has made an election under S341(f) of the IRC.

          5G.    LITIGATION, ETC.  There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to its business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any action, suit, proceeding or investigation with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency. Neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          5H.    BROKERAGE.  There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary except pursuant to that certain agreement between Michael J. Stone and Edward A. Dougherty dated October 7, 1993. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          51. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the CONSUMMATION by the Company of any other transactions contemplated hereby or thereby.

          5J.    ERISA.  The Company does not maintain or have any obligation to contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under, (i) any plan or arrangement whether or not terminated, which provides medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under
Section 4980B of the IRC or as required under applicable state law), (ii) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") , (iii) any employee plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated, (iv) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, or (v) any other plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. For purposes of this Section 5J, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

          5K.    COMPLIANCE WITH LAWS.  Except as set forth on the attached
"Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operation results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor any Subsidiary is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

          5L.    DISCLOSURE.  Neither this Agreement nor any of the
schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no f act which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

          5M.    CLOSING DATE.  The representations and warranties of the
Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

          Section 6. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AFFILIATE" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

          "INDEBTEDNESS" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

          "INVESTOR COMMON STOCK" means (i) the Common Stock issued hereunder or pursuant to Section 1B(ii) hereof and (ii) any common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common Stock, such shares shall cease to be Investor Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "INVESTOR PREFERRED STOCK" means (i) the Preferred Stock issued hereunder or pursuant to Section 1B(iii) hereof and (ii) any Preferred Stock issued or issuable with respect to the Preferred Stock referred to in clause
(i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Preferred Stock, such shares shall cease to be Investor Preferred Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

          "INVESTOR STOCK" means the Investor Common Stock and the Investor Preferred Stock.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "RESTRICTED SECURITIES" means (i) the Stock issued hereunder and pursuant to Sections 1B(i), 1B(ii) and 1B(iii) hereof and (ii) any securities issued with respect to the securities referred to in clause (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set f orth in Section 7C have been delivered by the Company in accordance with Section 4 (ii) . Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in
Section 7C.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the FUNCTIONS THEREOF.

          "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          7.     MISCELLANEOUS.

          7A.    EXPENSES.  The Company agrees to pay, and hold the Purchaser and all holders of Investor Stock harmless against liability for the payment of, (i) the fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the CONSUMMATION of the transactions contemplated by this Agreement (INCLUDING BUT not limited to fees and expenses arising with respect to any subsequent purchase of Stock pursuant to Sections 1B(ii) and 1B(iii) hereof), (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Management Agreement, the Stockholders Agreement, the Proposed Acquisition, the other agreements contemplated hereby and the Certificate of INCORPORATION, (III) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Stock purchased hereunder or in accordance with Section 1B(ii) hereof, and (iv) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the Management Agreements, the Stockholders Agreement, the other agreements contemplated hereby (INCLUDING THOSE related to the Proposed Acquisition) and the Certificate of INCORPORATION AND the Company's bylaws.

          7B.    REMEDIES.  Each holder of Stock shall have all rights and
remedies set forth in this Agreement and the Certificate of INCORPORATION AND all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C.    PURCHASER'S INVESTMENT REPRESENTATIONS.  The Purchaser
hereby represents that it is acquiring the Restricted securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on January 24, 1994, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Equity Purchase Agreement, dated as of January 24, 1994, between the issuer and a certain investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the issuer to the holder hereof upon written request and without charge."

          7D.    CONSENT TO AMENDMENTS.  Except as otherwise expressly
provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of each of the Investor Common Stock and the Investor Preferred Stock. No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          7E.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or on its behalf.

          7F.    SUCCESSORS AND ASSIGNS.  Except as otherwise expressly
provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Stock are also for the benefit of, and enforceable by, any subsequent holder of such Stock.

          7G.    GENERAL LY ACCEPTED ACCOUNTING PRINCIPLES.  Where any
accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          7H.    SEVERABILITY.  Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          71. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7J.    DESCRIPTIVE HEADINGS; INTERPRETATION.  The descriptive
headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7K.    GOVERNING LAW.  The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          7L.    NOTICES.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the address indicated below:

          IF TO THE COMPANY:

                 USAI Acquisition Corp.
                 400-3 College Avenue
                 Clemson, South Carolina 29631
                 Attention: President

          IF TO THE PURCHASER:

          Golder, Thoma, Cressey, Rauner Fund IV
                 Limited Partnership
          120 South LaSalle Street
          Chicago, Illinois 60603
          Attention: Bruce V. Rauner
                     David A. Donnini

          WITH A COPY TO:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: Kevin R. Evanich
                     John A. Schoenfeld

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                         *    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                       USAI ACQUISITION CORP.


                                       By:
                                          ---------------------------
                                       Its:
                                          ---------------------------



                                       GOLDER, THOMA, CRESSEY, RAUNER
                                         FUND IV LIMITED PARTNERSHIP


                                       By: Golder, Thoma, Cressey, Rauner, Inc.

                                       Its: General Partner


                                       By:
                                          ---------------------------
                                       Its:
                                          ---------------------------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                       USAI ACQUISITION CORP.


                                       By: /s/ James A. Harris
                                          ---------------------------
                                       Its:
                                          ---------------------------



                                       GOLDER,, THOMA, CRESSEY, RAUNER
                                         FUND IV LIMITED PARTNERSHIP


                                       By: Golder, Thoma, Cressey, Rauner, Inc.

                                       Its: General Partner


                                       By: /s/ Bruce Rauner
                                          ---------------------------
                                       Its:
                                          ---------------------------

                                 LIST OF EXHIBITS

Exhibit A   -  Certificate of Amendment

Exhibit B-1 -  Management Agreement

Exhibit B-2 -  Consultant Agreement

Exhibit C-1 -  Employment Agreement

Exhibit C-2 -  Employment Agreement

Exhibit D   -  Stockholders Agreement

Exhibit E   -  Services Agreement

                                       21